    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2001

                                                      REGISTRATION NO. 333-41726
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             GADZOOX NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                5850 HELLYER AVENUE                                77-0308899
 (State or other jurisdiction                   SAN JOSE, CALIFORNIA 95138                          (IRS Employer
               of
incorporation or organization)                        (408) 360-4950                            Identification Number)
                                   (Address, including zip code, and telephone number,
                                 including area code, of Registrant's principal executive
                                                         offices)

                             ---------------------
                                MICHAEL PARIDES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             GADZOOX NETWORKS, INC.
                              5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------
                                   COPIES TO:
                            DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     On July 19, 2000, Gadzoox Networks, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-41726), covering 239,433 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On August 24, 2000, the Company filed Amendment No. 1 to the Registration Statement, and on September 15, 2000, the Company filed Amendment No. 2 to the Registration Statement. On September 18, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

     The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former shareholders of SmartSAN Systems, Inc. ("SmartSAN"), which was acquired by the Company pursuant to the Agreement and Plan of Reorganization dated March 2, 2000 by and among the Company, SmartSAN and a wholly-owned subsidiary of the Company. The selling stockholders resold 143,186 of the 239,433 shares registered under the Registration Statement.

     Pursuant to the Company's undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, the Company agreed to remove from registration, by means of a post-effective amendment, any of the shares registered which remained unsold at the termination of the offering. The Company wishes to remove any unsold shares from registration at this time because pursuant to the terms of the Registration Rights Agreement between the Company and such former shareholders, the Company's obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired at such time as all of the Registrable Securities then held by each former shareholder could be sold by such shareholder in a single 3-month period in accordance with Rule 144 under the Securities Act.

     Accordingly, the Company hereby de-registers the 96,247 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 1st day of November 2001.

                                         GADZOOX NETWORKS, INC.

                                         By:      /s/ MICHAEL PARIDES
                                          --------------------------------------
                                                     Michael Parides
                                          President, Chief Executive Officer and
                                                          Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                      TITLE                        DATE
                   ---------                                      -----                        ----




              /s/ MICHAEL PARIDES                     President and Chief Executive      November 1, 2001
------------------------------------------------      Officer (Principal Executive
                Michael Parides                           Officer) and Director




              /s/ DAVID P. EICHLER                 Chief Financial Officer (Principal    November 1, 2001
------------------------------------------------    Financial and Accounting Officer)
                David P. Eichler




                /s/ MILTON CHANG                                Director                 November 1, 2001
------------------------------------------------
                  Milton Chang




               /s/ ROBERT KUHLING                               Director                 November 1, 2001
------------------------------------------------
                 Robert Kuhling




                                                                Director                 November 1, 2001
------------------------------------------------
                  Steven West




               /s/ SYLVIA SUMMERS                               Director                 November 1, 2001
------------------------------------------------
                 Sylvia Summers

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